UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 23, 2020

GSRX INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

Nevada	333-141929	14-1982491
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Building No. 3, P.E. 606, int. Jose Efron Ave.

Dorado, Puerto Rico 00646

(Address of principal executive offices, and zip code)

(214) 808-8649

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 23, 2020, the Board of Directors (the “Board”) of GSRX Industries Inc. (the “Corporation”) approved the appointment of Mr. Shaun Dale to serve as a director of the Corporation, such appointment to be effective April 23, 2020.

Mr. Dale is the Vice-President of Operations of Chemesis International Inc. (“Chemesis”), which became the majority shareholder of the Corporation pursuant to an agreement between Chemesis and certain shareholders of the Corporation (the “Selling Shareholders”) whereby Chemesis acquired from the Selling Shareholders an aggregate of 42,634,124 common shares and 1,000 preferred voting shares of the Corporation in exchange for an aggregate of 14,875,343 Chemesis common shares. As a result of the transaction, Chemesis owns approximately 66.29% of the Corporation’s outstanding common shares and 100% of its outstanding preferred voting shares.

There are no arrangements or understandings between Mr. Dale, on the one hand, and any other persons, on the other hand, pursuant to which Mr. Dale was selected as a director of the Corporation.

No material plan, contract or arrangement (written or otherwise) to which Mr. Dale is a party or a participant was entered into or materially amended in connection with him joining the Board, and Mr. Dale did not receive any grant or award or any modification thereto, under any such plan, contract or arrangement in connection with such event, other than the normal cash fees and equity awards payable to the Corporation’s directors.

On April 29, 2020, the Board approved the appointment of Mr. Troy Dooly to serve as a director of the Corporation, such appointment to be effective April 29, 2020.

There are no arrangements or understandings between Mr. Dooly, on the one hand, and any other persons, on the other hand, pursuant to which Mr. Dooly was selected as a director of the Corporation.

Mr. Dooly is not party to any transaction with the Corporation that would require disclosure under Item 404(a) of Regulation S-K.

No material plan, contract or arrangement (written or otherwise) to which Mr. Dooly is a party or a participant was entered into or materially amended in connection with him joining the Board, and Mr. Dooly did not receive any grant or award or any modification thereto, under any such plan, contract or arrangement in connection with such event, other than the normal cash fees and equity awards payable to the Corporation’s directors.

Item 7.01. Regulation FD Disclosure.

On May 5, 2020, the Corporation issued a press release announcing the changes noted above to its board of directors. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release dated May 5, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSRX INDUSTRIES INC.

Dated: May 6, 2020	By:	/s/ Thomas Gingerich
	Name:	Thomas Gingerich
	Title:	Chief Financial Officer